Exhibit 99.1

MOBILEYE AND LUMINAR DRIVE COLLABORATION FULL SPEED AHEAD

Luminar’s technology is integrated into Mobileye’s Autonomous Vehicle (AV)

Series Solution

PALO ALTO, CALIF. – December 16, 2020 – Luminar Technologies, Inc. (Nasdaq: LAZR), the global leader in automotive lidar hardware and software technology, and Mobileye, an Intel company and the global leader in assisted driving technology, clarified details of the deal they announced on November 20, 2020 following nearly two years of working together at the development stage.

•	Luminar is providing its technology to Mobileye for its Autonomous Vehicle (AV) Series solution.

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Luminar’s technology will be used to enable Mobileye’s TRUE REDUNDANCY™ capability, with multiple self-contained sensor systems to enable uncompromised safety and validation for level 4 autonomous driving.

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Luminar and Mobileye have been working together at the development stage for nearly two years, and on November 20, 2020, Luminar signed a contract with Mobileye to provide its lidar in production volumes at sub-$1,000 cost.

“Luminar is the first and only company that meets the stringent performance, safety, and economic requirements for autonomous production vehicles, and is proud to count Mobileye as a cornerstone launch program for Luminar,” said Austin Russell, Luminar Founder and CEO. “It takes intense dedication on all sides to see such a significant and bold program through, and the collaboration is only accelerating as we begin our work on the production solution and get closer to launch”.

“High performance lidar is an important part of our autonomous vehicle solution and we have worked closely with Luminar for our next phase of driverless car development,” said Prof. Amnon Shashua, Mobileye CEO and Intel Senior Vice President. “In tandem, Mobileye has independently been working on silicon photonics based lidar that could be part of our future solutions. This has been public for some time and does not change our plans to use Luminar.”

About Luminar Technologies

Luminar is an autonomous vehicle sensor and software company with the vision to make autonomy safe and ubiquitous by delivering the only lidar and associated software that meets the industry’s stringent performance, safety, and economic requirements. Luminar has rapidly gained over 50 industry partners, including 7 of the top 10 global automotive OEMs. Earlier this year, Luminar signed the industry’s first production deal for autonomous consumer vehicles with Volvo Cars, while also recently striking deals with Daimler Truck AG and Intel’s Mobileye. Luminar has also received minority investments from the world’s largest commercial vehicle manufacturer, Daimler Truck AG, and Volvo Cars, a global leader in automotive safety, to accelerate the introduction of autonomous trucks and cars at highway speed. Founded in 2012, Luminar is a 350-person team with offices in Palo Alto, Orlando, Colorado Springs, Detroit, and Munich. For more information please visit www.luminartech.com.

Forward Looking Statements

This press release includes forward-looking statements. These statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements about the expected timing of the launch of production solutions and information concerning Luminar’s possible or assumed future results of operations, business strategies and the expected development, capabilities and timing of the offering of Luminar’s products and services. These statements may be identified by words such as “will,” “future”, “towards,” “feel,” “believes,” expects,” “estimates,” “accelerating,” “projects,” “intends,” “should,” “is to be,” or the negative of such terms, or other comparable terminology. Forward-looking statements are statements that are not historical facts and are based on Luminar’s management’s current expectations, estimates, projections and beliefs, as well as a number of assumptions concerning future events. Such forward-looking statements are not guarantees of future performance, conditions or results, and are subject to risks and uncertainties, assumptions and other important factors, many of which are outside Luminar’s management’s control and which could cause actual results to differ materially from the forward-looking statements contained herein due to many factors, including, but not limited to: Luminar’s limited operating history; Luminar’s inability to reduce and control the cost of the inputs on which Luminar relies; Luminar’s ability to transition to an outsourced manufacturing business model; the success of Luminar’s customers in developing and commercializing products using Luminar’s solutions; Luminar’s ability to protect its intellectual property rights; whether Luminar’s lidar products are selected for inclusion in autonomous driving or ADAS systems by automotive OEMs or their suppliers; changes in personnel and availability of qualified personnel; the amount and timing of future sales; whether the complexity of Luminar’s products results in undetected defects and reliability issues which could reduce market adoption of its new products, damage its reputation and expose Luminar to product liability and other claims; strict government regulation that is subject to amendment, repeal or new interpretation and Luminar’s ability to comply with modified or new laws and regulations applying to its business; general economic uncertainty and the effect of general economic conditions on Luminar’s industry in particular, including the level of demand and financial performance of the autonomous vehicle industry and market adoption of lidar; the effects of the ongoing coronavirus (COVID-19) pandemic or other infectious diseases, health epidemics, pandemics and natural disasters on Luminar’s business; and those factors discussed in the Gores Metropoulos’ registration statement on Form S-4 (No. 333-248794) under the heading “Risk Factors,” filed with the Securities and Exchange Commission. You are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made and Luminar undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release.

Contact Information

Media

Nicole Phelan

press@luminartech.com

Investors

Michael Beer

michaelbeer@luminartech.com